UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2021

Motorcar Parts of America, Inc.

(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 212-7910

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MPAA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements for Certain Executive Officers.

On June 18, 2021, Motorcar Parts of America, Inc. (the “Company”) entered into the Fifth Amendment to the CEO Employment Agreement (“Amendment”), with Selwyn Joffe, Chairman, CEO and President.

Under the Amendment, 1) the Term of employment was extended one year from July 1, 2023 to July 1, 2024, 2) Mr. Joffe’s base salary was set at $828,256, and 3) the Annual Incentive Plan target bonus was set at 120% of Executive’s salary.

On June 18, 2021, the Compensation Committee of the Board of Directors of Company approved a performance vesting restricted stock unit award agreement (the “PSU Agreement”) pursuant to which performance-vesting restricted stock units (“PSUs”) were granted pursuant to its Fourth Amended and Restated 2010 Incentive Award Plan, as amended from time to time (the “Plan”) to the following named executive officers of the Company:  Selwyn Joffe, David Lee, Douglas Schooner, Richard Mochulsky and Juliet Stone.

Pursuant to the PSU Agreement, each participant’s PSUs will be eligible to vest with respect to 0% - 150% of the target number of PSUs set forth in the table below (“Target PSUs”), based on the Company’s achievement of adjusted EBITDA, net sales, and relative TSR goals (weighted at 50%, 30%, and 20%, respectively) (collectively, the “Performance Goals”).  The performance period for the adjusted EBITDA and net sales goals begins on April 1, 2023 and ends on March 31, 2024; the performance period for the relative TSR goal, begins on June 18, 2021 and ends on June 18, 2024.  The Target PSU Award for each executive officer is set forth in the table below:

Name and Title	Number of Target PSUs
Selwyn Joffe, Chairman, President and CEO	20,050
David Lee, Chief Financial Officer	7,767
Douglas Schooner, Chief Manufacturing Officer	4,244
Richard Mochulsky, SVP, Sales and Marketing	3,431
Juliet Stone, VP, General Counsel and Corporate Secretary	4,097

Any PSUs that vest in accordance with the Performance Goals will vest on the measurement date of the performance goals, subject to the executive’s continued employment.  Any PSUs that remain unvested as of the date on which an executive’s employment terminates, and any PSUs that do not vest as a result of the failure to achieve the Performance Goals, will be forfeited.

The foregoing description of the PSUs and the PSU Agreement is not complete and is subject to and qualified in its entirety by the complete terms of the PSU Unit Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Form of Performance Vesting Restricted Stock Unit Award Agreement.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: June 24, 2021	/s/ Juliet Stone
Juliet Stone
Vice President and General Counsel